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                                                                    Exhibit 99.3

                            TENDER OF ALL OUTSTANDING
                          6.375% SENIOR NOTES DUE 2014
                                 IN EXCHANGE FOR
                      6.375% SENIOR EXCHANGE NOTES DUE 2014
                                       OF
                               RUSSEL METALS INC.

To Registered Holders:


      We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Russel Metals Inc. ("Russel") to exchange its 6.375% Senior Exchange Notes Due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of Russel's issued and outstanding 6.375% Senior Notes Due 2014 (the "Original Notes") upon the terms and subject to the conditions set forth in the prospectus, dated April 15, 2004 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal").


Enclosed herewith are copies of the following documents:


      1.    Prospectus dated April 15, 2004;


      2.    Letter of Transmittal;

      3.    Notice of Guaranteed Delivery; and

      4. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.


      WE URGE, YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 17, 2004, UNLESS EXTENDED.


      The Exchange Offer is not conditional upon any minimum number of Original Notes being tendered.

      Pursuant to the Letter of Transmittal each holder of Original Notes will represent to Russel that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder,
(ii) neither the holder of the Original Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and
(iv) neither the holder nor any such other person is an "affiliate" of Russel within me meaning of Rule 405 under the Securities Act or, if such person is an "affiliate", that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, you will represent on behalf of such broker-dealer that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker- dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Original Notes for you to make the foregoing representations.

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      Russel will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. Russel will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, U.S. Bank National Association, in the manner set forth below.

 By Hand, Mail or Overnight Delivery             By Facsimile Transmission
   U.S. Bank National Association             (for Eligible Institutions only):
       60 Livingston Avenue                            (651) 495-8158
            EP-MN-WS2N                      Attention: Specialized Finance Group
        St. Paul, MN 55107                         Confirm by Telephone:
Attention: Specialized Finance Group                  (800) 934-6802
      For Information Call:
        (800) 934-6802

                                       Very truly yours,



                                       RUSSEL METALS INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF RUSSEL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.